EXHIBIT 32.1

CERTIFICATION PURSUANT TO
     18 U.S.C SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

We, Richard K. Coleman, Jr., the President and Chief Executive Officer of Command Center Inc. (the “Company”), and Cory Smith, the Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)
The Quarterly Report of the Company on Form 10-Q, for the fiscal period ended September 28, 2018 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods covered by the Report.

Dated: November 6, 2018

/s/ Richard K. Coleman, Jr.	/s/ Cory Smith
Richard K Coleman, Jr. President and Chief Executive Officer	Cory Smith Chief Financial Officer